CARETRUST REIT, INC.
AND CTR PARTNERSHIP, L.P.
INCENTIVE AWARD PLAN
BASIC RESTRICTED STOCK UNIT AWARD GRANT NOTICE
(Time/Service-Based)
CareTrust REIT, Inc., a Maryland corporation (the “Company”), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the “Plan”), hereby grants to the individual listed below (the “Participant”) an award of Restricted Stock Units (as such term is defined in the Plan; and for purposes of this Basic Restricted Stock Unit Award Grant Notice (this “Grant Notice”) and the Agreement (as defined below), each a “Basic Stock Unit” and, together, the “Basic Stock Units”) on the terms and conditions set forth below. This Basic Stock Unit award is subject to all of the terms and conditions set forth herein, in the Basic Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), and in the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Number of Basic Stock Units:
Vesting Commencement Date:
Vesting Schedule:

Termination: Except as otherwise set forth in the Agreement, if the Participant experiences a Termination of Service on or before the applicable vesting date of the Basic Stock Units, all Basic Stock Units that have not become vested prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service pursuant to the Agreement) will thereupon terminate and be automatically forfeited by the Participant without payment of any consideration therefor.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement, and the Plan. The Participant

hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

CARETRUST REIT, INC.	PARTICIPANT
By: _______________________________ [_______] [_______]	By:_________________________________ [_______] Grantee & Participant

EXHIBIT A
TO
BASIC RESTRICTED STOCK UNIT AWARD GRANT NOTICE
BASIC RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Basic Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Basic Restricted Stock Unit Award Agreement (this “Agreement”) is attached, CareTrust REIT, Inc., a Maryland corporation (the “Company”), pursuant to the CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (as it may be amended, the “Plan”), hereby grants to the Participant identified in the Grant Notice (the “Participant”) an award of Restricted Stock Units (each a “Basic Stock Unit” and, together, the “Basic Stock Units”; and the award of Restricted Stock Units evidenced by this Agreement and the Grant Notice, this “Award”).
ARTICLE I.
GENERAL
1.1     Incorporation of Terms of Plan and Grant Notice. This Award is subject to all of the terms and conditions set forth in this Agreement and in the Grant Notice and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Grant Notice or the Plan, as applicable. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
AWARD OF BASIC STOCK UNITS
2.1     Basic Stock Units. A Basic Stock Unit is a non-voting unit of measurement which is deemed solely for purposes of calculating the amount of payment under the Plan and this Agreement to be equivalent to one outstanding share of the Common Stock (subject to adjustment in accordance with this Agreement). Basic Stock Units are used solely as a device for the determination of the payment to eventually be paid to the Participant if such Basic Stock Units vest pursuant to this Agreement. Basic Stock Units shall not be treated as property or as a trust fund of any kind.
2.2     Vesting Conditions.
    2.2.1    Vesting Generally. Subject to the following provisions of this Section 2.2, the total number of Basic Stock Units subject to this Award (as set forth in the Grant Notice) shall vest and become nonforfeitable (in a lump sum or in installments, as the case may be) with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice; provided that any fractional Basic Stock Unit that would otherwise vest on a particular vesting date shall be ignored but shall be carried forward and eligible to vest on any successive vesting date under this Award if, together with any other similar fractional Basic Stock Unit subject to this Award, sufficient to produce a whole Basic Stock Unit.
2.2.2    Employment/Service Condition. Except as otherwise provided below in Section 2.2.3, vesting of the Basic Stock Units subject to this Award that are scheduled to vest on a particular vesting date provided for in the Grant Notice is expressly conditioned upon the Participant not having a Termination of Service on or prior to such vesting date.

2.2.3    Effect of Termination of Employment/Service.
(a)    Termination Generally. Except as otherwise provided below in this Section 2.2.3, if the Participant has a Termination of Service on or before a particular vesting date specified in the Grant Notice, for any or no reason, all Basic Stock Units subject to this Award which have not vested prior to such Termination of Service shall thereupon terminate and be forfeited immediately and without any further action by the Company, and the Participant’s rights in such Basic Stock Units and such portion of this Award shall thereupon lapse and expire. Except as may otherwise be provided below in this Section 2.2.3, the Participant will have no right to any proportionate vesting for employment or service for only a portion of the applicable vesting period.
        (b)    Change in Control and Severance Agreement or Employment Agreement. If the Participant is a party to any written Change in Control and Severance Agreement or Employment Agreement between the Participant and the Company (an “Applicable Agreement”) and, in connection with a termination of the Participant’s employment or other service the Participant is entitled to accelerated vesting of all or a portion of the Participant’s Basic Stock Units subject to this Award in connection with such termination of employment or other service pursuant to the Applicable Agreement, the Basic Stock Units subject to this Award shall vest as of the date of such termination of employment or other service to the extent provided for in the Applicable Agreement. All Basic Stock Units which have not vested prior to or in connection with the Participant’s Termination of Service (after taking into consideration any accelerated vesting which may occur in connection with or prior to such Termination of Service pursuant to the preceding sentence) shall thereupon terminate and be forfeited immediately and without any further action by the Company, and the Participant’s rights in such Basic Stock Units and such portion of this Award shall thereupon lapse and expire.
2.3     Payment.
2.3.1    Dividend Equivalents. This Award also includes a Dividend Equivalent award as set forth in this Section 2.3.1. As to each regular cash dividend paid by the Company on the Common Stock while any Basic Stock Units subject to this Award are outstanding (and not terminated or paid in accordance with this Agreement), the Participant shall be entitled to a cash payment (as a Dividend Equivalent), to be made not later than the end of such calendar quarter, equal (subject to Section 2.3.2(i)) to: (a) the amount of such cash dividend, multiplied by (b) the number of Basic Stock Units subject to this Award that are outstanding (and not terminated or paid in accordance with this Agreement) on the ex-dividend date for such dividend. For clarity, no such Dividend Equivalent payment shall be made as to any dividend the ex-dividend date of which occurs before the Grant Date, or as to any Basic Stock Units that are paid or that terminate or are forfeited in accordance with this Agreement on or before the applicable ex-dividend date.
2.3.2    Time and Form of Payment.
(a)    Time of Payment. Subject to the other provisions of this Section 2.3.2, payment with respect to Basic Stock Units subject to this Agreement that correspond to a particular vesting date set forth on the Grant Notice shall, to the extent vested, be paid to the Participant on or within sixty (60) days following the first to occur of: (i) that particular vesting date set forth on the Grant Notice corresponding to such Basic Stock Units; or (ii) the date of the Participant’s “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”; and the applicable payment date pursuant to clause (i) or (ii), the “Payment Date”).

(b)    Form of Payment. Subject to Sections 2.3.2(c) and 2.4 below, each Basic Stock Unit that vests pursuant to the terms hereof will be payable in one share of Common Stock. To the extent that any fractional share of Common Stock is payable in respect of this Award on a Payment Date, the fraction shall be rounded up to the next whole share. The Participant shall have no further rights with respect to the Award with respect to any Basic Stock Units that are paid, or that terminate or are forfeited, in accordance with this Agreement.
(c)    Changes in Control. In connection with any Change in Control transaction or any other event in connection with which the Company will not survive or will not survive as a public company in respect of the Common Stock, the Administrator may (without limiting the adjustment authority of Section 2.4) provide that payment for each Basic Stock Unit that is otherwise outstanding on the date of such event and that becomes vested may be made in the form of cash in an amount equal to the last closing market price for a share of Common Stock on the principal exchange on which such stock is traded immediately prior to such event or the price paid for a share of the Common Stock in the related transaction, as the Administrator may determine (and, in the event the Administrator provides for such a cash settlement, in no event will Dividend Equivalents be credited or paid pursuant to Section 2.3.1 as to any dividend the record date of which occurs after the date of such Change in Control). In addition, the Administrator may provide for the termination of the Basic Stock Units subject to this Award in connection with the occurrence of a Change in Control in connection with which the Administrator has not made a provision for the substitution, assumption, exchange, or other continuation of this Award; provided that (A) in such event, the portion of this Award that is outstanding immediately prior to such termination shall vest and become payable, and (B) such acceleration, termination, and payment of this Award satisfies the requirements of Treas. Reg. Section 1.409A-3(j)(4)(ix) (in which case, the date of the corresponding Change in Control shall also be a “Payment Date” for purposes of this Award).
(d)    Possible Section 409A Delay. Notwithstanding anything herein to the contrary, no distribution hereunder shall be made to the Participant during the six (6)-month period following the Participant’s Separation from Service (i) if the Participant is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Participant’s Separation from Service, (ii) to the extent this Award constitutes deferred compensation under Section 409A of the Code, and (iii) to the extent that paying such amounts at the time otherwise set forth in this Section 2.3.2 would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on or within sixty (60) days after the first day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), the Company shall pay the Participant the cumulative amounts (without interest) that would have otherwise been payable to the Participant during such period.
(e)    Changes in Time of Payment. Notwithstanding anything else in this Agreement or the Plan to the contrary, the time of payment provided for under this Agreement may not be changed except as may be permitted by the Administrator in accordance with the Plan and Section 409A of the Code (so as to not result in any tax, penalty or interest thereunder).
(f)    Special Rule if the Release Requirement Applies. In the event any release requirement pursuant to any Applicable Agreement is applicable in connection with the Participant’s Termination of Service and the period of time the Participant has to consider and deliver the applicable release in connection therewith, and the expiration of any revocation rights provided therein or pursuant to applicable law, spans two taxable years, any payment conditioned on such release in connection with such Termination of Service shall be made within the period of time otherwise provided for but in the later of such two tax years.
(g)    Delivery of Common Stock; Brokerage Accounts. Common Stock may be paid either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion. The Participant acknowledges that the Company may use a broker or other third party to facilitate its recordkeeping for awards granted under the Plan and agrees to comply with any administrative rules and procedures regarding such awards as may be in place from time to time. The Participant acknowledges and agrees that the Company may require that any Common Stock received under this Award be deposited in a brokerage account (in the name of the Participant) with a broker designated by the Company, and the Participant agrees to take such reasonable steps as the Company may require to open and maintain such an account.
(h)    Compliance With Law. In the event shares of Common Stock are otherwise payable to the Participant in accordance with this Agreement, the Company shall not be required to record any shares of stock in the name of the Participant in the books and records of the Company’s transfer agent, and the Company shall not be required to issue or deliver any certificate or certificates for any shares of stock (or deposit any such shares in a brokerage account for the Participant’s benefit) prior to the fulfillment of all of the following conditions: (a) the admission of such shares to listing on all stock exchanges on which the Common Stock is then listed, (b) the completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Company shall, in its sole and absolute discretion, deem necessary and advisable, or (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Company shall, in its discretion, determine to be necessary or advisable. In the event that the Company delays a distribution or payment because it determines that the issuance of shares of stock in settlement of Basic Stock Units would violate federal securities laws or other applicable law, such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii). No payment shall be delayed under this Section 2.3.2(h) if such delay would result in any tax, penalty or interest under Section 409A of the Code.
(i)    Tax Withholding. As a condition precedent to any payment obligation of the Company under this Agreement, the Participant agrees to pay to the Company, at such times as the Company shall determine, such amounts as the Company shall deem necessary to satisfy any withholding taxes due on income that the Participant recognizes (or will recognize, as the case may be) in respect of this Award or any payment to be made in respect of this Award. The obligations of the Company under this Agreement and the Plan shall be conditional on such payment or arrangements, and the Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant (including, in respect of Dividend Equivalent payments, from any amount otherwise payable in respect of the Dividend Equivalents). In addition, the Participant may elect, unless otherwise determined by the Administrator, to satisfy the withholding requirement by having the Company withhold shares of Common Stock otherwise to be delivered pursuant to this Award in connection with an applicable Payment Date with a Fair Market Value (as hereinafter defined), as of the date of such withholding, sufficient to satisfy the withholding obligations arising in connection with the payment of this Award to be made in connection with such Payment Date.

For purposes of this Section 2.3.2(i), if the Common Stock is then listed or admitted to trade on a national securities exchange, the “Fair Market Value” of a share of Common Stock shall be equal to the closing market price of the Common Stock on the last trading day immediately preceding the applicable withholding date (otherwise, Fair Market Value will have the meaning given to such term in the Plan).

2.4     Changes in Capital Structure. This Award (including the Basic Stock Units subject to this Award, related Dividend Equivalent rights, and provisions for payment of Common Stock in respect thereof) is subject to adjustment pursuant to Section 13.2 of the Plan; provided, however, that no adjustment shall be made to the Basic Stock Units as to any regular cash dividend. Any action taken pursuant to this Section 2.4, or pursuant to Section 13.2 of the Plan, with respect to this Award is subject to compliance with Section 409A of the Code so as to not result in any tax, penalty or interest thereunder.
ARTICLE III.
OTHER PROVISIONS
3.1    Tax Matters. It is intended that this Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Dividend Equivalent rights subject to this Agreement shall be treated, for purposes of and to the extent permitted by Section 409A of the Code, as an award separate from the award of Basic Stock Units. This Agreement, the Grant Notice, and the Plan shall be construed and interpreted consistent with that intent. However, except for the Company’s withholding right pursuant to Section 2.3.2(i), the Participant is solely responsible for any and all tax liability that may arise in respect of this Award.
3.2     Restrictions on Transfer. This Award, the Basic Stock Units, and any related Dividend Equivalent rights, are subject to the restrictions on transfer set forth in the Plan, and no transfer shall be permitted (notwithstanding anything in the Plan to the contrary) to the extent such transfer would result in any tax, penalty or interest under Section 409A of the Code. During the lifetime of the Participant, the Basic Stock Units and related Dividend Equivalent Rights may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or as otherwise provided in the Plan and consistent with Section 409A of the Code so as to not result in any tax, penalty or interest thereunder.
3.3     Not a Contract of Employment or Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.
3.4     Headings and Titles. Headings and titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.5     Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6     Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations, and the Participant shall, if required by the Company, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Basic Stock Units are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.7     Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Basic Stock Units in any material way without the prior written consent of the Participant.
3.8     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
3.9     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Agreement and the Plan, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.10     No Rights of Stockholder. The Basic Stock Units (including any associated Dividend Equivalent rights) represent the Company’s unfunded and unsecured promise to issue shares of Common Stock (or, in the case of Dividend Equivalents, to make the applicable cash payment), at a future date subject to the terms of this Agreement. The Participant has no rights with respect to this Award other than rights of a general creditor of the Company. The Participant shall not have any of the rights of a stockholder with respect to the Basic Stock Units or any associated Dividend Equivalent rights.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Basic Stock Units and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits and Appendices thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

3.13     Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets.
3.14     Clawback Policy. The Basic Stock Units and related Dividend Equivalent rights are subject to the terms of the Company’s compensation recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Basic Stock Units, related Dividend Equivalent rights, or any Shares or other cash or property received with respect to this Award (including any value received from a disposition of any such Shares received with respect to this Award). The Participant hereby agrees to promptly repay to the Corporation any amounts that are required to be repaid pursuant to such policy.
3.15     Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and (if more than one party is required to sign such document) will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. To the extent a party signs this Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Agreement electronically, and electronic signatures appearing on this Agreement (or entered as to this Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.